THE TOCQUEVILLE TRUST
SECOND AMENDMENT TO THE CUSTODY AGREEMENT

THIS SECOND AMENDMENT effective as of the12th day of  October, 2010,  to the Custody Agreement, dated as of March 13, 2008, as amended September 15, 2009 (the "Agreement"), is entered into by and between THE TOCQUEVILLE TRUST, a Massachusetts trust (the “Trust”) and U.S. Bank, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement and the name of a Fund; and

WHEREAS, Article XIV, Section 14.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C is hereby superseded and replaced with Amended Exhibit C attached hereto.

Exhibit D is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE TOCQUEVILLE TRUST                                                                U.S. BANK, N.A.

By: /s/ John P. Cassidy                                                                            By: /s/ Michael R. McVoy______________

Printed Name: John P. Cassidy                                                               Printed Name: Michael R. McVoy

Title: Treasurer                                                                                          Title: Vice President

Amended Exhibit C to the Custody Agreement

Fund Names

Separate Series of The Tocqueville Trust

Name of Series
The Tocqueville Fund
The Tocqueville Opportunity Fund
The Tocqueville Gold Fund
The Tocqueville International Value Fund
The Select Fund
The Delafield Fund

Amended Exhibit D to the Custody Agreement
DOMESTIC CUSTODY SERVICES ANNUAL FEE SCHEDULE Tocqueville Funds--Effective 10/01/10

Annual fee based upon market value of all Funds in the Trust:
♦ _____% on all balances  (complex fee for trust)
(Subject to $_____ complex minimum for 6 Funds)

• CCO Support    $_____ per year

Portfolio Transaction Fees
$_____ per disbursement (waived if U.S. Bancorp is Administrator)
$_____ per US Bank repurchase agreement transaction
$_____ per book entry security (depository or Federal Reserve system) and non-US Bank repurchase agrmt
$_____ per portfolio transaction processed through our New York custodian definitive security (physical)
$_____ per principal paydown
$_____ per option/future contract written, exercised or expired
$_____ per Cedel/Euroclear transaction
$_____ per mutual fund trade
$_____ per Fed Wire
$_____ per margin variation Fed wire
$_____ per short sale
$_____ per segregated account per year

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

No charge for the initial conversion free receipt.

Overdrafts – charged to the account at prime interest rate plus _____.

Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.

Amended Exhibit D (continued) – The Tocqueville Funds GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at August, 2009
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	_____	$_____	Latvia	Gov't Bonds	_____	$_____
Australia	All	_____	$_____	Lebanon	All	_____	$_____
Austria	Equities/Bonds	_____	$_____	Lithuania	All	_____	$_____
Austria	Depo Receipt	_____	$_____	Luxembourg	All	_____	$_____
Austria	non ATS ALL	_____	$_____	Malaysia	All	_____	$_____
Bahrain	All	_____	$_____	Mali	All	_____	$_____
Bangladesh	All	_____	$_____	Malta	All	_____	$_____
Belgium	All	_____	$_____	Mauritius	All	_____	$_____
Benin	All	_____	$_____	Mexico	All	_____	$_____
Bermuda	All	_____	$_____	Morocco	All	_____	$_____
Bolivia	All	_____	$_____	Namibia	All	_____	$_____
Botswana	All	_____	$_____	Netherlands	All	_____	$_____
Brazil	All	_____	$_____	New Zealand	All	_____	$_____
Bulgaria	All	_____	$_____	Niger	All	_____	$_____
Burkina Faso	All	_____	$_____	Nigeria	All	_____	$_____
Canada	All	_____	$_____	Norway	All	_____	$_____
Chile	All	_____	$_____	Oman	All	_____	$_____
China-Shanghai	All	_____	$_____	Pakistan	All	_____	$_____
China-Shenzhen	All	_____	$_____	Palestinian	All	_____	$_____
Columbia	All	_____	$_____	Panama	All	_____	$_____
Costa Rica	All	_____	$_____	Peru	All	_____	$_____
Croatia	All	_____	$_____	Philippines	All	_____	$_____
Cyprus	All	_____	$_____	Poland	All	_____	$_____
Czech Republic	All	_____	$_____	Portugal	All	_____	$_____
Denmark	All	_____	$_____	Qatar	All	_____	$_____
EASDAQ	All	_____	$_____	Romania	All	_____	$_____
Ecuador	All	_____	$_____	Russia	Equities/Bonds	_____	$_____
Egypt	All	_____	$_____	Russia	MINFIN	_____	$_____
Estonia	All	_____	$_____	Senegal	All	_____	$_____
Euromarkets	All	_____	$_____	Singapore	All	_____	$_____
Finland	All	_____	$_____	Slovak Republic	All	_____	$_____
France	All	_____	$_____	Slovenia	All	_____	$_____
Germany	All	_____	$_____	South Africa	All	_____	$_____
Ghana	All	_____	$_____	South Korea	All	_____	$_____
Greece	All	_____	$_____	Spain	All	_____	$_____
Guinea Bissau	All	_____	$_____	Sri Lanka	All	_____	$_____
Hong Kong	All	_____	$_____	Swaziland	All	_____	$_____
Hungary	All	_____	$_____	Sweden	All	_____	$_____
Iceland	All	_____	$_____	Switzerland	All	_____	$_____
India	All	_____	$_____	Taiwan	All	_____	$_____
Indonesia	All	_____	$_____	Thailand	All	_____	$_____
Ireland	All	_____	$_____	Togo	All	_____	$_____
Israel	All	_____	$_____	Trinidad & Tobago	All	_____	$_____
Italy	All	_____	$_____	Tunisia	All	_____	$_____
Ivory Coast	All	_____	$_____	Turkey	All	_____	$_____
Jamaica	All	_____	$_____	United Kingdom	All	_____	$_____
Japan	All	_____	$_____	Ukraine	All	_____	$_____
Jordan	All	_____	$_____	Uruguay	All	_____	$_____
Kazakhstan	Equities	_____	$_____	Venezuela	All	_____	$_____
Kazakhstan	Bonds	_____	$_____	Zambia	All	_____	$_____
Kenya	All	_____	$_____	Zimbabwe	All	_____	$_____
Latvia	Equities/Bonds	_____	$_____

Base Fee
A monthly base charge of $_____ per account will apply to the Tocqueville International Value Fund and the Tocqueville Gold Fund.   The base charge will be waived for the Tocqueville Opportunity Fund and the Tocqueville Fund as long as the number of foreign securities in each fund remains under twenty five (25).
*Any Non-Eurobond assets held in CEDEL and Euroclear will be charged at the local market price quote.
** All fees quoted are payable monthly

Amended Exhibit D to the Custody Agreement
THE BANK OF NEW YORK MELLON
PRECIOUS METALS STANDARD FEE SCHEDULE at October, 2010

EXCHANGE                                        COMMODITY                                             STORAGE                              WITHDRAWAL

N.Y. COMEX                                      Gold                                                                  $_____                                  $_____
N.Y. COMEX                                      Silver                                                                  _____                                    _____
N.Y. Merc.                                           Palladium                                                          _____                                    _____
N.Y. Merc.                                           Platinum                                                            _____                                    _____
CBOT – Mini                                      Gold/Silver                                                        _____                                    _____
CBOT                                                   Silver/5Bars                                                      _____                                    _____

PHYSICAL:
Gold –

400 oz Bars                                          Gold Inventory                                              $_____                                  $_____
100 oz Bars                                          Gold Inventory                                                _____                                    _____
Kilo Bars                                              Gold Inventory                                                _____                                    _____
Gold Coins                                          Gold Inventory                                                _____                                     _____

Silver –

1000 oz Bars                                        Silver Inventory                                             $_____                                  $_____
100   oz Bars                                        Silver Inventory                                              _____                                    _____
Silver Coins                                         Silver Inventory                                              _____                                   _____

Silver Bags
1000 FV 90%                                        Silver Inventory                                            $_____                                 $_____
500   FV 90%                                        Silver Inventory                                             _____                                    _____
250   FV 90%                                        Silver Inventory                                             _____                                    _____

Palladium/Platinum

100 oz Bars                                          Palladium                                                        $_____                                  $_____
50   oz Bars                                          Platinum                                                            _____                                   _____
Coins                                                    Palladium                                                          _____                                   _____
Coins                                                    Platinum                                                            _____                                    _____

*Storage rates are on a monthly basis.
Registered Mail Fee is $_____ per package plus postage and insurance.
Fees are subject to revision.